UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Facility

On April 4, 2007, Euronet Worldwide, Inc. (“Euronet”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into a new credit agreement with Bank of America, N.A., as Administrative Agent and Collateral Agent, California Bank & Trust, as Syndication Agent, CitiBank, N.A. as Documentation Agent and the lenders party thereto (the “Credit Agreement”).

The Credit Agreement provides the Borrowers with a five-year revolving credit facility consisting of (i) a five-year United States revolving facility in an amount up to $90,000,000, (ii) a five-year foreign, multi-currency revolving facility up to an amount equal to $90,000,000 (the United States and foreign facilities being tied together for an aggregate borrowing cap between them of $90,000,000) and (iii) a five-year Indian rupee revolving credit facility up to an amount equal to $10,000,000. The Credit Agreement also provides Euronet a $190,000,000 seven-year term loan facility.

So long as certain conditions are satisfied, the United States and foreign revolving credit facilities may each be increased to $115,000,000 (with the United States and foreign facilities remaining tied together for a maximum aggregate borrowing cap between them of $115,000,000) and the term loan may be increased to $340,000,000.

Euronet will pay a quarterly commitment fee equal to .25% to .45% (depending on the leverage ratio) on the difference between (i) the amount borrowed under both the United States and foreign revolving facilities and the amount available under both facilities and (ii) the amount borrowed under the India revolving facility and the amount available under the Indian revolving facility.

Interest on the different lines under the Credit Agreement may be calculated based on base rate, floating LIBOR or Fixed LIBOR. Loans under the United States revolving credit facility may be made as base rate loans, floating LIBOR loans, fixed LIBOR loans or a combination thereof. Loans under the foreign revolving credit facility and the India revolving credit facility may be made as fixed LIBOR loans only. The term loan may consist of base rate loans, fixed LIBOR loans or a combination thereof. Within the parameters described above, Euronet is able to elect which interest rate calculation method it wishes to use under each facility. In general, base rate loans will accrue interest at base rate plus a margin of .25% to 1.25% (depending on leverage ratio); fixed LIBOR rate loans will accrue interest at LIBOR plus a margin of 1.25% to 2.25% (depending on leverage ratio) and floating LIBOR rate loans will accrue interest at LIBOR plus a margin of 1.25% to 2.25% (depending on leverage ratio).

The Borrowers (each as to the other Borrowers), and certain other of Euronet’s subsidiaries, will guarantee the repayment of the Borrowers’ obligations under the Credit Agreement. In addition, Euronet and certain subsidiaries will grant security interests in the shares (or other equity interests) of certain subsidiaries along with a security interest in certain other personal property collateral of Euronet and certain subsidiaries.

The Borrowers and certain other Euronet subsidiaries are required to make certain representations and warranties that are customary for credit agreements of this type. The Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type. The covenants in the Credit Agreement include, without limitation, delivery of financial statements and other financial information; notice of defaults and certain other matters; payment of obligations; preservation of legal existence and good standing; maintenance of assets and business; maintenance of insurance; compliance with laws and contractual obligations; maintenance of books and records; permitting inspections by the agent or lenders; use of proceeds; execution of guaranties by subsidiaries; granting security interests in after-acquired or other additional property; maintenance of fiscal year; entry into interest rate protection contracts; limitations on liens; limitations on investments; limitations on indebtedness; limitations on fundamental changes; limitations on dispositions of assets; limitations on restricted payments, distributions and redemptions; limitations on nature of business; limitations on transactions with affiliates; limitations on burdensome agreements; and compliance with financial covenants. The Credit Agreement also restricts (i) Euronet’s ability to amend, modify or waive the terms of Euronet’s existing convertible debentures (the “Convertible Debentures”), issued pursuant to the terms of (A) that certain Indenture, dated as of December 15, 2004 and (B) that certain Indenture, dated as of October 4, 2005, or (ii) to make certain payments on the Convertible Debentures other than (A) regularly scheduled cash payments of principal and interest, (B) conversions of the Convertible Debentures into Euronet common stock or (C) certain redemptions, repurchases, acquisitions for value or payments in cash in connection with the exercise of certain rights by the Convertible Debenture holders or Euronet.

The Credit Agreement prohibits Euronet from paying dividends without the prior written consent of the administrative agent and a certain percentage of the lenders, except for: (i) dividend payments or other distributions payable solely in Euronet common stock or other equity interests; (ii) payments on or in respect of (A) the stock appreciation rights or contingent valuation rights granted in connection with the RIA Envia, Inc. acquisition, and (B) cash redemption of fractional interests on exercise of rights of conversion under the Convertible Debentures; (iii) payments on, in respect of, or in connection with (A) a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement or (B) stock, options, warrants and other rights to acquire stock issued or granted in connection with certain acquisitions; and (iv) repurchase of the Convertible Debentures on a required Euronet repurchase date.

The Credit Agreement's financial covenants prohibit Euronet and its subsidiaries that are parties to the Credit Agreement from permitting:

•

the net worth of Euronet and its consolidated subsidiaries to be less than the sum of: (i) the pro forma net worth of Euronet and its consolidated subsidiaries, after giving effect to the acquisition of RIA Envia, Inc., as of March 31, 2007, plus (ii) an amount equal to 50% of consolidated net income from the fiscal quarter ended June 30, 2007, plus (iii) an amount equal to 75% of net cash proceeds from certain equity transactions;

•

the consolidated leverage ratio (ratio of consolidated funded debt to consolidated EBITDA) at any fiscal quarter-end to be greater than 5.5 to 1.0 thru December 30, 2007; greater than 5.0 to 1.0 from December 31, 2007 through September 29, 2008; or greater than 4.5 to 1.0 from September 30, 2008 and thereafter;

•

the consolidated senior secured leverage ratio (ratio of consolidated senior secured funded debt to consolidated EBITDA) to be greater than 3.25 to 1.0 through December 30, 2007; greater than 3.0 to 1.0 from December 31, 2007 through September 29, 2008; or greater than 2.75 to 1.0 from September 30, 2008 and thereafter; and

•

the fixed coverage charge ratio (ratio of consolidated EBITDA (minus certain capital expenditures, cash taxes paid and certain restricted payments) to consolidated fixed charges) to be less than 1.25 to 1.0 through December 30, 2007; less than 1.35 to 1.0 from December 31, 2007 through September 29, 2008; or less than 1.50 to 1.0 from September 30, 2008 and thereafter.

Consolidated EBITDA is defined in the Credit Agreement to mean for Euronet and its consolidated subsidiaries, the sum of (i) operating income, plus (ii) depreciation, plus (iii) amortization, plus (iv) interest income from the operations of Euronet’s prepaid processing segment, plus (v) certain one-time non-cash charges with the consent of the Administrative Agent and the Required Lenders, plus (vi) non-cash expenses recognized pursuant to FASB Statement No. 123(R) (Share-Based Payments) plus (vii) net income from joint ventures and other minority interests owned by Euronet or its consolidated subsidiaries when and as earned and received; provided that (A) appropriate adjustments will be made in subsequent periods where cash payments are subsequently made in respect of non-cash charges previously excluded under clauses (v) and (vi) and (B) such calculations are to exclude the effect of extraordinary gains and losses and tax effects relating thereto.

Consolidated funded debt is defined in the Credit Agreement to generally include obligations for borrowed money, purchase money indebtedness, direct obligations under letters of credit, attributable principal amount of capital leases, synthetic leases and securitization transactions, support obligations in respect of funded debt of another person and generally funded debt of any partnership or joint venture or other similar entity in which Euronet or a consolidated subsidiary is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such person for payment thereof.

Consolidated fixed charges are defined in the Credit Agreement to mean, for any period for the Euronet or any of its consolidated subsidiaries, without duplication, the sum of (i) the portion of interest expense paid in cash in the period, plus (ii) current scheduled maturities of funded debt (other than loans and obligations owing under the Credit Agreement) due in the period of four consecutive fiscal quarters beginning the day after the day of determination (provided that, for purposes of calculating fixed charges, obligations under letters of credit, bank guaranties and surety bonds shall not constitute funded debt), plus (iii) an amount equal to ten percent (10%) of the original aggregate principal amount of the term loan.

Prepayment in full of the Borrowers’ obligations under the Credit Agreement may be required six months prior to any required Euronet repurchase date under either series of the Convertible Debentures, unless Euronet is able to demonstrate that it either (i) could borrow unsubordinated funded debt equal to the principal amount of the Convertible Debentures it could be required to purchase and remain in compliance with the financial covenants in the Credit Agreement or (ii) will have sufficient liquidity (as determined by the administrative agent and the lenders). Partial prepayment of the loans existing under the United States, foreign and India facilities is required upon (i) certain dispositions (to the extent the proceeds exceed $10,000,000 in any fiscal year and are not reinvested as permitted within 12 months of such disposition ), (ii) receipt of certain tax refunds, indemnity payments or pension reversions (to the extent receipts exceed $250,000 in a fiscal year), (iii) incurrence of certain additional debt and (iv) the occurrence of certain equity transactions.

Events of default under the Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of principal when due, non-payment of interest, fees and other amounts for a period of five business days after the due date, failure to perform or observe covenants and agreements (subject to a 30-day cure period in certain cases), representations and warranties not being correct in any material respect when made, certain acts of bankruptcy or insolvency, cross defaults to other material indebtedness, and change of control. Under the Credit Agreement a change of control means (i) any person, or two or more persons acting in concert, become the beneficial owner, directly or indirectly, of 50% or more of the equity securities of Euronet entitled to vote for the members of the board of directors, (ii) during any period of twelve consecutive months, a majority of the members of the board of directors cease to be composed of individuals who were members of the board on the first day of such period, or (iii) a “change of control” occurs under either of Euronet’s convertible debentures.

The foregoing is a summary of the terms of the Credit Agreement, and does not purport to be a complete discussion of the Credit Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed with the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

Amendments to Stock Purchase Agreement.

On April 4, 2007, Euronet, Euronet Payments & Remittance, Inc. (“EPR”), the Fred Kunik Family Trust, a California trust (the “Kunik Trust”) and the Irving Barr Living Trust, an Illinois trust (the “Barr Trust” and, collectively with the Kunik Trust, the “Sellers”) entered into the Second Amendment to the Stock Purchase Agreement dated November 21, 2006 between the parties (the “Stock Purchase Agreement”) regarding the purchase and sale of 100% of the outstanding common stock of RIA Envia, Inc. The Second Amendment amended the Stock Purchase Agreement (a) to change the required stock escrow fund of $35,000,000 in Euronet common stock held back from the purchase price to secure certain obligations of the Sellers under the Stock Purchase Agreement to a cash escrow fund in the amount of $35,000,000 and (b) to establish a separate escrow fund of $7,500,000 in Euronet common stock held back from the purchase price to secure certain tax indemnification obligations of the Sellers. In addition, the parties to the Stock Purchase Agreement entered into the First Amendment to Stock Purchase Agreement on April 2, 2007 to make certain technical, immaterial amendments to the Stock Purchase Agreement.

The foregoing description of the amendments to the Stock Purchase Agreement is qualified in its entirety by reference to First Amendment to Stock Purchase Agreement dated April 2, 2007 and Second Amendment to Stock Purchase Agreement dated April 4, 2007, which are filed as Exhibits 2.1 and 2.2 to this report.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the establishment of the Credit Agreement, Euronet and its subsidiaries terminated (i) that certain Credit Agreement, dated October 25, 2004, as amended, by and among Euronet, certain Unites States subsidiaries of Euronet, Bank of America, N.A., as agent and the lenders party thereto (as amended) (which provided a $10,000,000 United States revolving line of credit), (ii) that certain Credit Agreement, dated October 25, 2004, as amended, by and among Euronet, certain foreign subsidiaries of Euronet, Bank of America, N.A., as agent, and the lenders party thereto (as amended) (which provided a foreign line of credit in an amount equal to $30,000,000) and (iii) that certain Rupee Credit Agreement, dated May 26, 2006, by and among Euronet, Euronet Services India Pvt Ltd, Bank of America, N.A. acting through its branch in Mumbai, India, as agent, and the lenders party thereto (which provided a Rupee line of credit in an amount equal to $10,000,000).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 4, 2007, Euronet, and its wholly-owned subsidiary, EPR, completed the purchase by EPR of 100% of the outstanding common stock of RIA Envia, Inc., a New York corporation (“Ria”) (the “Acquisition”), from the Sellers pursuant to the Stock Purchase Agreement, as amended.

Ria provides money transfer services and currently processes approximately $4.5 billion in money transfers annually. Ria originates transactions through a network of over 10,000 sending agents and 98 company-owned stores located throughout 13 countries in North America, the Caribbean, Europe and Asia and terminates transactions through a payer network of over 32,000 locations across 82 countries. Ria’s primary services include money transfer, bill payment, money orders and check cashing.

The consideration paid by Euronet and EPR for the Acquisition consisted of $380 million in cash, 4,053,606 shares of Euronet common stock, 3,685,098 stock appreciation rights and 3,685,098 contingent value rights. Pursuant to the terms of the Stock Purchase Agreement, as amended, $35 million of such purchase price is being held in escrow to secure certain obligations of the Sellers under Stock Purchase Agreement, as amended, and 276,382 of such shares of Euronet common stock are being held in a separate escrow to secure certain other obligations of the Sellers under Stock Purchase Agreement, as amended. In accordance with the terms of the Stock Purchase Agreement, as amended, the initial fair market value of Euronet common stock for purposes of the contingent value rights and stock appreciation rights was set at $27.136333 per share, based upon the average of the daily high and low trading prices per share of Euronet common stock over the 30 trading days ending March 30, 2007. The cash portion of the purchase price was funded through borrowings under the credit facility described under the heading “New Credit Facility” in Item 1.01 of this report and from Euronet’s working capital.

A detailed description of the Acquisition can be found in the Stock Purchase Agreement, which was filed as Exhibit 2.1 to Euronet’s Current Report on Form 8-K dated November 28, 2006 (the “November 28, 2006 Current Report”), and in the First Amendment to Stock Purchase Agreement dated April 2, 2007 and the Second Amendment to Stock Purchase Agreement dated April 4, 2007, which are filed as Exhibits 2.1 and 2.2 to this report, and this description is qualified in its entirety by reference to such exhibits.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under the heading “New Credit Facility” in Item 1.01 of this report, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Stock Purchase Agreement, as amended, described in Item 2.01 of this report, as part of the consideration for the Acquisition, Euronet:

•

issued to Sellers 4,053,606 shares of Euronet common stock, of which 276,382 shares are being held in escrow to secure certain obligations of the Sellers under the Stock Purchase Agreement, as amended;

•	granted to Sellers 3,685,098 stock appreciation rights; and
•	granted to Sellers 3,685,098 contingent value rights.

The issuance of shares of Euronet common stock, stock appreciation rights and contingent value rights was not registered under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. The securities were issued to the two Sellers in a private transaction in which the Sellers agreed to customary restrictions on resale. Under the Stock Purchase Agreement, as amended, Euronet has obligations to register for resale the shares of Euronet common stock issued under the Stock Purchase Agreement, as amended, and the shares of Euronet common stock which may be issued upon exercise or settlement of the contingent value rights and stock appreciation rights.

In accordance with the terms of the Stock Purchase Agreement, as amended, the initial fair market value of Euronet common stock for purposes of the contingent value rights and stock appreciation rights was set at $27.136333 per share, based upon the average of the daily high and low trading prices per share of Euronet common stock over the 30 trading days ending March 30, 2007. The remaining terms of the stock appreciation rights and contingent value rights referenced above were previously disclosed in Item 3.02 of Euronet’s November 28, 2006 Current Report and in Item 5 of the Annual Report on Form 10-K of Euronet for the fiscal year ended December 31, 2006.

Item 3.03	Material Modification to Rights of Security Holders.

See the disclosures under the heading “New Credit Facility” in Item 1.01 of this report, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 5, 2007, Euronet gave notice to the stockholders of La Nacional, Inc. of the termination of the Stock Purchase Agreement dated January 12, 2007 under which Euronet agreed, subject to certain conditions, to purchase 100% of the outstanding shares of La Nacional, Inc. In the notice, Euronet requested release to it of the $26 million in purchase price deposited in escrow under the terms of the Stock Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

The financial statements of RIA Envia, Inc. required to be filed as a part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro forma financial information.

The pro forma financial information required to be filed as a part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description
2.1

First Amendment to Stock Purchase Agreement, dated April 2, 2007, by and among Euronet Payments & Remittance, Inc., Euronet Worldwide, Inc., the Fred Kunik Family Trust and the Irving Barr Living Trust.

2.2

Second Amendment to Stock Purchase Agreement, dated April 4, 2007, by and among Euronet Payments & Remittance, Inc., Euronet Worldwide, Inc., the Fred Kunik Family Trust and the Irving Barr Living Trust.

*	*	*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Rick L. Weller
Rick L. Weller
Executive Vice President - Chief Financial Officer

Date: April 9, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1

First Amendment to Stock Purchase Agreement, dated April 2, 2007, by and among Euronet Payments & Remittance, Inc., Euronet Worldwide, Inc., the Fred Kunik Family Trust and the Irving Barr Living Trust.

2.2

Second Amendment to Stock Purchase Agreement, dated April 4, 2007, by and among Euronet Payments & Remittance, Inc., Euronet Worldwide, Inc., the Fred Kunik Family Trust and the Irving Barr Living Trust.